Exhibit 32.1

Certification of the Chief Executive Officer

and the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Cost Plus, Inc. (the “Company”) on Form 10-Q for the period ended July 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Danny W. Gurr, Interim Chief Operating Officer and President of the Company, and John J. Luttrell, Executive Vice President and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DANNY W. GURR
Danny W. Gurr Interim Chief Operating Officer, President
(Principal Executive Officer)

September 8, 2005

/s/ JOHN J. LUTTRELL
John J. Luttrell Executive Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)

September 8, 2005